[logo]                                                      Westell News Release

News Release: FOR IMMEDIATE RELEASE

For Additional Information, contact:

SENIOR VICE PRESIDENT & CFO:             TRADE/BUSINESS PRESS:
NICHOLAS C. HINDMAN, SR.                 KEN TRANTOWSKI
WESTELL TECHNOLOGIES INC.                KGT COMMUNICATIONS GROUP
630.375.4136                             630.469.8765
NHIND@WESTELL.COM                        kennethg_trantowski@msn.com
                                         ---------------------------



        WESTELL TECHNOLOGIES REPORTS 4TH QUARTER AND FISCAL 2004 RESULTS


AURORA, IL, MAY 18, 2004 - -Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband access solutions and conferencing services, today announced the results for its fourth quarter and fiscal year 2004, ending March 31, 2004.

Total revenues for the quarter increased 13% to $62.1 million from $54.8 million in the fourth quarter of last fiscal year. Total revenues for fiscal year 2004 increased 12% to $235.7 million from $210.0 million for fiscal 2003.

WSTL reported net income for the fourth quarter of $19.6 million, or $0.28 per diluted share, which includes a tax benefit of $13.1 million, or $0.19 per diluted share, from a partial release of the Company's deferred tax valuation allowance. During the same period last year, the Company recorded net income of $3.8 million, or $0.06 per diluted share. Net income for the year was $34.9 million, or $0.49 per diluted share, including the tax benefit, compared to net income of $7.3 million or $0.11 per diluted in the prior fiscal year.

Excluding the tax benefit, non-GAAP net income in the fourth quarter increased 74% to $6.5 million, or $0.09 per diluted share, compared to $3.8 million, or $0.06 per diluted share in the fourth quarter of last year. Non-GAAP net income, excluding the tax benefit for the year was $21.8 million, or $0.31 per diluted share, compared with $7.3 million, or $0.11 per diluted share for last year. A reconciliation of non-GAAP results to GAAP results is provided as part of this press release.

"We are greatly encouraged by our year-end position. ConferencePlus continued to contribute to our revenue growth and continuing demand for our Customer Networking Equipment products drove sequential and year over year improvements," said Van Cullens, Westell President and CEO.

"Fiscal 2004 was a year of strong execution for Westell. We strengthened our key customer relationships, increased profitability, and strengthened the Company's balance sheet, all while investing in innovative new products that have created an opportunity for the back half of fiscal 2005. We performed well in an extremely competitive environment for our products and changing demand conditions for our customers." Cullens said.

Net cash provided by operating activities totaled $22.4 million for the fiscal year. "We have been working to significantly reduce our debt over the last year and we remain on target to be debt free by the end of the June 2004 quarter," said Nicholas Hindman, Westell's Senior Vice President and CFO.


NEW EFFECTIVE TAX RATE FOR FISCAL YEAR 2005 INCOME STATEMENTS
Due to the Company's strong performance in fiscal 2004 and projected future ability to generate taxable income, the Company was required under GAAP to release a portion of its recorded valuation allowance against the carrying value of its deferred tax assets, consisting primarily of net operating loss carryforwards. This increased the deferred tax asset recognized on the Company's balance sheet in the amount of $13.1 million as of March 31, 2004.

Cullens commented, "Our decision to release a portion of Westell's deferred tax valuation allowance should be viewed positively. It reflects our strong financial performance in Fiscal 2004 as well as our assessment of the Company's ability to generate future taxable income."

Consequently, in fiscal 2005 Westell projects it will record an effective tax rate for income statement purposes of 38.1 %. However, the Company does not expect to incur any significant cash tax payments for the foreseeable future as a result of the anticipated utilization of net operating loss carryforwards to reduce its cash tax liabilities.



OUTLOOK
"Westell is well positioned as broadband customers continue to seek differentiated offerings including networking capabilities, voice-over-internet protocol (VoIP), Wi-Fi and fiber-to-the-premise (FTTP) connectivity. We will remain focused on strengthening and developing key customer relationships. We are optimistic that Westell's VersaLink (TM), TriLink (TM) and EnVoy TM products will help our customers remain competitive in 2005 and beyond, and have begun to see early stage evidence of that belief through product trials." Cullens added.

Westell provided guidance for the first fiscal quarter ending June 30, 2004. The Company expects revenue to be in a range of $56 to $58 million. Westell expects non-GAAP EPS of $0.08 (excluding a provision for income tax expense of approximately $ 2.4 million) and EPS of $0.05 on a GAAP basis including the provision for tax expense.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS AND GAAP OUTLOOK
The Company provides non-GAAP operating results as a supplement to its GAAP financial results. The Company's non-GAAP results exclude the income benefit from the release of valuation allowance from the Company's statements of operations.

A detailed calculation of non-GAAP net income and pro forma net income per share is included in the attached statement of operations, which also includes equivalent GAAP net income and GAAP net income per share.

(1)      Conference Call Information

Westell will host its earnings call on Wednesday, May 19th, at 9:30AM Eastern Time for analysts, shareholders, investors, and the public.

The live earnings call will be available to the public. Participants can join for the voice portion of the call by following the instructions below. Participants must separately register for the call.

To participate in the voice portion:
1. All participants must pre-register by dialing 1-800-263-2115, International 1-402-227-9755. 2. Leave your name and the company whom you represent.
3. To participate in the call on the 19th, please dial ConferencePlus at 1-800-559-1203 no later than 9:15 AM, Eastern Time and ask for the "Westell Technologies Analyst Call". International participants may dial 630-691-2762.

The Company's earnings press release and any related earnings information to be discussed on the earnings call will be posted on the Investor Relations section of the Company's web site at http://www.westell.com. Digital Audio Replay of this call will be available one hour following the conclusion of the call by dialing 1-888-843-8996 or 630-652-3044 and entering 8949391#.

ABOUT WESTELL
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. manufactures broadband telecommunications access products. ConferencePlus, Inc. is a collaborative Application Service Provider that manages and hosts voice, video, IP applications and back-office services. Additional information can be obtained by visiting Westell's Web site at www.westell.com.
                                  ---------------


ABOUT CONFERENCEPLUS
ConferencePlus, a Westell Technologies, Inc. (NASDAQ: WSTL - News) subsidiary, is a leading global provider of audio, web, video and IP conferencing services. ConferencePlus is dedicated to providing high quality, innovative conferencing solutions to its domestic and international clients and telecommunications resellers. ConferencePlus is recognized for outstanding customer service and support to help clients meet their business objectives. The company is headquartered in Schaumburg, Illinois with an international headquarters in Dublin, Ireland. Additional information can be obtained by visiting the ConferencePlus web site at www.conferenceplus.com.


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT 1995:
--------------------------------------------------------------------------------
Certain statements contained herein including, without limitation, statements containing the words "on target", "assessment", "projects", "believe", "goal", "on track", "anticipate", "committed", "expectation", "expect", "estimate", "await", "continue", "intend", "may", "will", "should " and similar expressions are forward looking statements that involve risks and uncertainties. These risks include, but are not limited to, product demand and market acceptance risks, need for financing, the economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, product development, excess and obsolete inventory due to new product development, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell's accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in Westell's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 under the section "Risk Factors". Westell undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                           Financial Tables to Follow:

                           Westell Technologies, Inc.
                                Financial Results

                 (Dollars in thousands except per share amounts)

          Three Months ended Mar. 31,     Twelve Months ended Mar. 31,
                                      %                             %
              2004        2003    Change   2004          2003   Change
              ----        ----    ------   ----          ----   ------
Revenues
 NSA        $12,710 (1) $12,482     2%  $54,736 (1)    $57,070     -4%
 CNE         37,899      31,348     21% 135,704        111,146 (2) 22%
 Services    11,489      11,012     4%   45,299         41,805      8%
           --------    --------     --- -------
Total
revenues     62,098      54,842     13% 235,739        210,021     12%
           --------    --------     --- -------
Gross profit
  Equipment  15,193 (1)  14,535          61,027 (1)(3)  49,067 (2)(4)
  Services    6,134       4,299          18,714 (5)     14,693
           --------    --------         -------        -------
 Total gross
  profit     21,327      18,834     13%  79,741         63,760     25%
           --------    --------         -------        -------

Gross margin
  Equipment    30.0%(1)    33.2%           32.0%(1)(3)    29.2%(2)(4)
  Services     53.4%       39.0%           41.3%(5)       35.1%
           --------    --------         -------        -------
 Total gross
  margin       34.3%       34.3%           33.8%          30.4%
           --------    --------         -------        -------

Operating expenses
 Sales &
  marketing   5,385       3,534 (9) 52%  20,242         16,017 (9) 26%
  Expense to
   revenue      8.7%        6.4%            8.6%           7.6%

 General & admini-
 strative     3,492       5,250    -33%  17,506         17,513      0%
  Expense to
   revenue      5.6%        9.6%            7.4%           8.3%

 Research &
 development  4,754       4,762     0%   17,385         16,483      5%
  Expense to
   revenue      7.7%        8.7%            7.4%           7.8%

 Restructuring  698 (6)    (244)(8)         698 (6)      1,678 (7)
  Expense to
   revenue      1.1%       -0.4%            0.3%           0.8%
 Intangibles
 amorti-
 zation (10)    364         599           1,455          1,766
  Expense to
   revenue      0.6%        1.1%            0.6%           0.8%
           --------    --------         -------        -------
 Total
  operating
  expenses   14,693      13,901     6%   57,286         53,457      7%
           --------    --------         -------        -------
  Expense to
   revenue     23.7%       25.3%           24.3%          25.5%

Operating
income        6,634       4,933     34%  22,455         10,303    118%

Other income
 (expense)      212           -             615            262
Interest
 expense         60         663    -91%     743          2,648    -72%
           --------    --------         -------        -------
Income before
minority
interest
and taxes     6,786       4,270     59%  22,327          7,917    182%
           --------    --------         -------        -------

Income
taxes       (12,923)(11)    372(12)     (12,923)(11)       372 (12)


Minority
 interest       118         137             373            271

Net income  $19,591      $3,761         $34,877         $7,274
           ========    ========         =======        =======

Income per common
 share:
     Basic     0.29        0.06            0.52           0.11
           --------    --------         -------        -------
     Diluted   0.28        0.06            0.49           0.11
           --------    --------         -------        -------

Average number of
 common shares
  outstanding:
     Basic   67,726      64,937          66,858         64,925
     Diluted 71,149      65,580          70,667         65,126

Non-GAAP Results and
 Reconciliation to GAAP

GAAP net
 income     $19,591      $3,761         $34,877         $7,274
Income tax
benefit
from release of
tax valuation
allowance   (13,055)          -         (13,055)             -
           --------    --------         -------        -------
Non-GAAP net
 income (13) $6,536      $3,761         $21,822         $7,274
           ========    ========         =======        =======

GAAP Income per
 basic share   0.29        0.06            0.52           0.11
Basic per share
 income tax
 benefit from
 release of tax
 valuation
 allowance    (0.20)          -           (0.19)             -
           --------    --------         -------        -------
Non-GAAP income
 per basic share
 (13)          0.10        0.06            0.33           0.11
           ========    ========         =======        =======

GAAP Income per
 diluted share 0.28        0.06            0.49           0.11
Diluted per share
 income tax benefit
 from release of
 tax valuation
 allowance    (0.19)          -           (0.18)             -
           --------    --------         -------        -------
Non-GAAP income
 per diluted share
 (13)          0.09        0.06            0.31           0.11
           ========    ========         =======        =======

                      Westell Technologies, Inc.
                     Financial Results (continued)
                        (Dollars in thousands)

Footnotes:

(1) The Company earned $875,000 in the three months ended March 31, 2004 for a contractual settlement.
(2) The Company earned $1.7 million in the three months ended June 30, 2002 for product royalties.
(3) Includes $1.2 million to settle a customer contract obligation which arose in the quarter ended September 30, 2003.
(4) The Company reversed approximately $2 million of reserves in the quarter ended September 30, 2002 primarily related to excess and obsolete modem inventory.
(5) Includes a $775,000 one time early contract termination penalty of a long distance contract at the Company's Conference Plus, Inc. subsidiary.
(6) Restructuring charge primarily for the Company's Westell Limited subsidiary.
(7) Restructuring charge of which $856,000 relates to net expense of the Company's Conference Plus, Inc. subsidiary and $822,000 of which relates to the Company's Westell Limited subsidiary.
(8) Restructuring charge of which a reversal of $855,000 of expense relates to the Company's Conference Plus, Inc. subsidiary and $611,000 of expense relates to the Company's Westell Limited subsidiary.
(9) The Company reduced warranty reserves by $782,000 and $874,000 for the three and twelve month periods ended March 31, 2003 respectively.
(10) Teltrend product technology intangible amortization. (11) The Company recorded a tax benefit from the release of valuation allowances against net operating loss carryforwards.
(12) Tax expense recorded for federal audit liability relating to Teltrend. Valuation allowances were released to offset taxable income in these periods.
(13) Non-GAAP net income and net income per share excludes the impact of the tax benefit noted in (11) above.

                      Westell Technologies, Inc.
                     Financial Results (continued)
                        (Dollars in thousands)

                                               Mar. 31,      Dec. 31,
                                                2004           2003
                                              ----------   -----------

Cash and Short term Investments                  11,241        10,678
Receivables                                      23,807        22,351
Inventory                                        16,075        12,437
Total current assets                             62,117        51,976
Goodwill and long term intangibles               12,615        15,762
Total assets                                    129,781       105,974
Total current liabilities                        34,492        35,761
Other notes payable                               3,742         6,391
Total liabilities                                38,016        40,359
Shareholders' Equity                             91,765        65,615

Days Sales Outstanding                               35            34

Contact:
     Westell Technologies Inc.
     Nicholas C. Hindman, Sr., 630-375-4136
     nhind@westell.com
     -----------------
     or
     KGT Communications Group
     Ken Trantowski, 630-469-8765
     kennethg_trantowski@msn.com
     ---------------------------